Exhibit 10.1

PARTNERRE LTD.

2009 EMPLOYEE SHARE PURCHASE PLAN

Effective as of May 22, 2009

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Shares of the Company through accumulated payroll deductions or direct contributions to the Plan. It is the intention of the Company to have the Plan qualify as an “Employee Share Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Compensation Committee of the Board, or such other committee as may be appointed by the Board, which shall be the administrative committee for the Plan.

(d) “Common Shares” shall mean the common shares of the Company, $1.00 par value per share.

(e) “Company” shall mean PartnerRe Ltd., a Bermuda company.

(f) “Compensation” shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

(g) “Employee” shall mean any individual who is an employee of the Company or a Subsidiary whose customary employment with the Company or any Subsidiary is more than three months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h) “Enrollment Date” shall mean the first day of each Offering Period.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Exercise Date” shall mean the last day of each Purchase Period.

(k) “Fair Market Value” of a Share on a given date means (A) if the Shares are listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Common Stock is not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Share, on a fully diluted basis.

(l) “Offering Period” shall mean, for each calendar year, subject to Section 4(b) hereof, (i) for Employees who are first eligible to participate in the Plan on the June 1 Enrollment Date, a period of twelve months consisting of two Purchase Periods, commencing on the first Trading Day coincident with or immediately after June 1 of such calendar year and terminating on the last Trading Day on or immediately prior to the following May 31, and (ii) for new Employees who are first eligible to participate in the Plan on the December 1 Enrollment Date, and for Employees described in clause (i) who withdraw from the 12-month offering period prior to the December 1 Enrollment Date but elect in accordance with Section 10(a) hereof to recommence participation as of the December 1 Enrollment Date, a period of six months consisting of one Purchase Period, commencing on the first Trading Day coincident with or immediately after December 1 and terminating on the last Trading Day on or immediately prior to the following May 31.

(m) “Parent” shall mean a corporation which is a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

(n) “Plan” shall mean this PartnerRe Ltd. 2009 Employee Share Purchase Plan.

(o) “Purchase Period” shall mean a period of six months, commencing on the first Trading Day coincident with or immediately after June 1 and December 1 of each calendar year and terminating on the last Trading Day on or immediately prior to the following November 30 and May 31, respectively.

(p) “Purchase Price” shall mean an amount equal to 85 percent of the Fair Market Value of a Common Share on the Enrollment Date or the Exercise Date, whichever is lower.

(q) “Reserves” shall mean the number of Common Shares covered by each option under the Plan which have not yet been exercised and the number of Common Shares which have been authorized for issuance under the Plan but not yet placed under option.

(r) “Subsidiary” shall mean a corporation which is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

(s) “Trading Day” shall mean a day on which national stock exchanges and NASDAQ are open for trading.

3. Eligibility.

(a) Each person who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan; provided that an Employee may only participate in one Offering Period at a time.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own shares (together with shares owned by any other person or entity that would be attributed to such Employee pursuant to Section 424(d) of the Code) of the Company (including, for this purpose, all shares subject to any outstanding options to purchase such shares, whether or not currently exercisable and irrespective of whether such options are subject to the favorable tax treatment of Section 421(a) of the Code) possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any Parent or Subsidiary, or (ii) which permits his or her rights to purchase shares under all employee shares purchase plans (within the meaning of Section 423 of the Code) of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds $25,000 worth of shares (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The limitation described in clause (ii) of the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

4. Offering Periods.

(a) The Plan shall be implemented by consecutive Offering Periods continuing from the first Offering Period until terminated in accordance with Section 19 hereof. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least ten business days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

(b) Notwithstanding anything herein to the contrary, in the event that the Fair Market Value of a Common Share on the June 1 Enrollment Date of a twelve-month Offering Period is greater than the Fair Market Value of a Common Share on the December 1 Enrollment Date of such Offering Period, (i) such Offering Period shall terminate, and (ii) all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option (pursuant to Section 8 hereof) and reenrolled in a new Offering Period, which shall commence on the December 1 Enrollment Date and end on the Exercise Date. For purposes of this new Offering Period, the December 1 Enrollment Date shall be the first day of the Purchase Period.

5. Participation.

(a) An Employee may become a participant in the Plan for an Offering Period by enrolling in the Plan through their on-line brokerage account and by completing the Employee Share Purchase Plan Form authorizing payroll deductions or providing for contributions to the

Plan and filing it with the Company’s payroll office at least ten business days prior to the applicable Enrollment Date, unless a later time for enrolling in the Plan is set by the Committee for all Employees with respect to a given Offering Period.

(b) Payroll deductions for a participant who elects to have such deductions made ratably during an Offering Period shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof. Payroll deductions for a participant who elects to have such deductions made in a lump sum on the last payroll date of a Purchase Period shall be made on such date, unless the participant withdraws from the Plan prior to such date pursuant to Section 10 hereof. Contributions to the Plan by a participant who elects to make direct contributions may be made at any time during the applicable Purchase Period, but no later than five business days prior to the Exercise Date, unless the participant withdraws from the Plan during such Purchase Period pursuant to Section 10 hereof.

6. Payroll Deductions and Direct Contributions.

(a) At the time a participant enrolls into the Plan, he or she shall elect to either (1) have payroll deductions made either (i) on each pay day during the Offering Period in an amount (expressed as a whole number percentage) not less than one percent and not more than ten percent of the Compensation which he or she receives on each pay day during the Offering Period, or (ii) on the last pay day of a Purchase Period, in an amount (expressed as a whole number percentage) not exceeding the lesser of (A) the amount of such paycheck and (B) up to ten percent (expressed as a whole number percentage) of the aggregate Compensation payable to such participant during such Purchase Period, or (2) pay to the Company, in a single lump sum by check or wire transfer of immediately available funds, an amount (expressed as a whole number percentage) not exceeding ten percent of the aggregate Compensation paid to such participant during such Purchase Period.

(b) All payroll deductions and contributions to the Plan shall be credited to a participant’s account under the Plan and will be withheld in whole percentages only.

(c) A participant may discontinue his or her participation in the Plan, as provided in Section 10 hereof, during any Offering Period by withdrawing from the Plan through the participant’s on-line brokerage account at least ten business days prior to the Exercise Date. Once an Offering Period has commenced, a participant may not increase or decrease the rate of his or her payroll deductions or contributions to the Plan (as applicable) for that Offering Period, except that for any Offering Period consisting of two Purchase Periods, a Participant may, prior to the commencement of the second Purchase Period, change his or her payroll deductions or contributions to the Plan (as applicable) for such second Purchase Period. A participant may also during that Offering Period, increase or decrease the rate of his or her payroll deductions or contributions to the Plan (as applicable) for the next succeeding Offering Period. Such changes must be effected by making the election through the participant’s on-line brokerage account and by completing the Employee Share Purchase Plan Form, at least ten business days prior to the end of that Offering Period, authorizing a change in payroll deduction or Plan contribution rate. A participant’s on-line election shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, a participant’s payroll deductions or Plan contributions (as applicable) may be decreased to 0% at any time, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) or Section 7 hereof. Subject to the preceding sentence, payroll deductions and Plan contributions (as applicable) shall recommence at the rate provided in the on-line brokerage account at the beginning of the next succeeding Offering Period, unless terminated by the participant as provided in Section 10 hereof.

(e) Notwithstanding the foregoing, the value of the Common Shares that are purchasable under the Plan by Participants who reside within the EU shall not exceed €2.5 million over any 12 month period (the “Limit”). In order to comply with this Section 6(e), the Company shall be permitted to reduce, unilaterally and without consent, the amount of the payroll deductions or Plan contributions (as applicable) of a Participant who resides within the EU to ensure that the Limit is not exceeded.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Shares issued under the Plan are disposed of, the participant must make adequate provisions for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Shares. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Shares by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of Common Shares determined by dividing such Employee’s payroll deductions or Plan contributions (as applicable) accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $25,000 by the Fair Market Value of a Common Share on the Enrollment Date, and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and, subject to the limitations set forth in Sections 3(b), 7 and 12 hereof, the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions or Plan contributions (as applicable) in his or her account. No fractional shares will be purchased; any payroll deductions or Plan contributions (as applicable) accumulated in a participant’s account which are not sufficient to purchase a full share shall, at the election of the participant, either be (i) retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof, or (ii) returned to the participant. Any other monies left over in a participant’s account after the Exercise Date shall also be retained in the participant’s account for the subsequent Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of Common Shares occurs, the Company shall arrange the allocation of the Common Shares purchased upon exercise of a participant’s option to the participant’s account with a broker selected by the Company. The Common Shares shall be held in such brokerage account until they are sold or transferred by such participant.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions or Plan contributions (as applicable) credited to his or her account and not yet used to exercise his or her option under the Plan at any time but not less than ten business days prior to the Exercise Date by withdrawing on-line through the participant’s brokerage account. All of the participant’s payroll deductions or Plan contributions (as applicable) credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions or Plan contributions for the purchase of shares will be made during the Offering Period. If a participant withdraws from the Plan during an Offering Period, he or she may not resume participation until the next Offering Period, except that for any Offering Period consisting of two Purchase Periods, a Participant may terminate his or her participation in the Plan in the first Purchase Period and resume participation in the second Purchase Period of such Offering Period by enrolling on-line through the participant’s brokerage account and by delivering to the Company a new Employee Share Purchase Plan Form at least ten business days prior to the beginning date of the applicable Purchase Period. If a participant withdraws from the Plan during the second Purchase Period, he or she may not resume participation until the next Offering Period. He or she may resume participation for any other Offering Period by enrolling on-line and delivering to the Company a new Form at least ten business days prior to the Enrollment Date for such Offering Period.

(b) Upon a participant’s ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions or Plan contributions (as applicable) credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated.

(c) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest or other increment shall accrue or be payable with respect to any of the payroll deductions or Plan contributions of a participant in the Plan.

12. Shares.

(a) The maximum number of Common Shares which shall be made available for sale under the Plan shall be 600,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) No participant will have an interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

13. Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are Employees are permitted to participate in the Plan; provided that:

(a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(b) No member of the Board who is not an employee may participate in the Plan.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares or cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions, nor Plan contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof. Common Shares acquired by a participant pursuant to the Plan may be sold or transferred at any time.

16. Use of Funds. All payroll deductions and Plan contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions and Plan contributions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given by the Broker to participating Employees quarterly, which statements will set forth the amounts of payroll deductions or Plan contributions (as applicable), the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves as well as the price per Common Shares covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Common Shares, or any other increase or decrease in the number of Common Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the

Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share subject to the option immediately prior to the sale of assets or merger, the consideration (whether shares, cash or other securities or property) received in the sale of assets or merger by holders of Common Shares for each Common Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely common shares of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Shares in the sale of assets or merger.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Common Share covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Common Shares, and in the event of the Company being consolidated with or merged into any other corporation.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination may adversely affect options previously granted; provided, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or the Committee) shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish and change, at any time in its sole discretion, a formula for determining the conversion rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or the Committee) finds, in its sole discretion, advisable and consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any shares exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten years thereafter unless soon terminated under Section 19 hereof.

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